Exhibit 99.1

First Connecticut Bancorp, Inc. Announces Second Quarter 2012 Earnings

Farmington, Connecticut, July 30, 2012 – First Connecticut Bancorp, Inc. (the “Company”) NASDAQ Global Market: “FBNK”, the holding company for Farmington Bank (the “Bank”), today announced second quarter results for the period ended June 30, 2012.  Net income for the quarter ended June 30, 2012 was $831,000, or $0.05 per diluted share, compared to $991,000 or $0.06 per diluted share for the quarter ended March 31, 2012, and a net loss of $4.6 million or ($0.26) per diluted share for the quarter ended June 30, 2011.

“We are pleased to celebrate our one year anniversary as a public company.  We continue to achieve significant organic loan and deposit growth in central Connecticut and beyond.  In May, we opened our 18th branch location in Bloomfield, Connecticut and we anticipate opening our 19th branch in South Windsor, Connecticut during the fourth quarter.  We continue to broaden our geographic footprint while diversifying the balance sheet and improving overall asset quality,” stated John J. Patrick, Jr., First Connecticut Bancorp’s Chairman, President & CEO.

Financial Highlights

•
Loan growth continued as total loans increased $89.5 million or 7% for the second quarter of 2012 compared to the previous quarter.  Loan portfolios grew as follows: Residential Real Estate, $45.9 million or 9%, Commercial Real Estate $12.5 million or 3%, Commercial and Industrial Loans, $20.5 million or 13% and Home Equity Lines of Credit, $11.3 million or 10%.

•	Our focus continues to be on core deposit growth, specifically Demand Deposit Accounts and Small Business Checking. Total core deposits grew by 1,331 net new accounts during the quarter.

•
Asset quality continues to improve as non-performing loans decreased $2.8 million to $13.5 million at June 30, 2012 from $16.3 million at March 31, 2012 and loan delinquencies 30 days and greater decreased $3.0 million to $15.3 million at June 30, 2012 from $18.3 million at March 31, 2012.

•
We paid a cash dividend of $.03 per share on June 14, 2012. This marks the third consecutive quarter we have paid a dividend since First Connecticut Bancorp, Inc. became a public company on June 29, 2011.

•
On July 2, 2012, we received regulatory approval to repurchase up to 1,788,020 shares, or 10% of our current outstanding common stock.  Repurchased shares will be held as treasury stock and will be available for general corporate purposes.

Earnings Summary

Second quarter 2012 compared with first quarter 2012

For the quarter ended June 30, 2012, net income decreased by $160,000 to $831,000 compared to net income of $991,000 for the quarter ended March 31, 2012. The decrease in net income resulted from lower interest income due to a lower rate environment, an increase in the provision for loan losses and an increase in non-interest expense as we continue to expand geographically, offset by an increase in non-interest income.

Net interest income for the quarter ended June 30, 2012 decreased $155,000 to $12.8 million compared to $13.0 million for the quarter ended March 31, 2012 as the overall yield on loans decreased 22 basis points to 4.35%.  In addition to adding new loans at lower rates to our portfolio, the continuous decline in the current rate environment has led our commercial and residential customers to refinance and modify their current loans.  The yield on average interest-earning assets decreased 13 basis points to 3.93% from 4.06% for the quarter ended March 31, 2012.  The cost of deposits decreased 5 basis points to 0.65%, reflecting the already low level of deposit pricing.

Provision for loan losses was $520,000 for the quarter ended June 30, 2012 compared to $330,000 for the quarter ended March 31, 2012.  The increase in the provision was in part due to growth in our residential and commercial loan portfolios.  The provision recorded was based upon management’s analysis of the allowance for loan losses as of June 30, 2012.

Noninterest income increased $693,000 or 53% to $2.0 million for the quarter ended June 30, 2012 compared to $1.3 million for the quarter ended March 31, 2012 mainly due to a $333,000 increase in gain on sale of fixed-rate residential mortgage loans and an increase of $267,000 in other noninterest income.

Noninterest expense increased $532,000 or 4% to $13.2 million for the quarter ended June 30, 2012 compared to $12.6 million for the quarter ended March 31, 2012.  Increases occurred primarily in salaries and employee benefits, marketing and other operating expenses.  We opened our 18th branch in Bloomfield, Connecticut during the quarter to support our continued growth and expansion.

Second quarter 2012 compared with second quarter 2011

For the quarter ended June 30, 2012, net income increased by $5.5 million to $831,000 compared to a net loss of $4.6 million for the quarter ended June 30, 2011. The increase in net income resulted from an increase in net interest income and noninterest income, a decrease in noninterest expense due to incurring $851,000 in the phasing out the Phantom Stock Plan and $6.9 million expense related to the funding of Farmington Bank Community Foundation, Inc. during the second quarter of 2011, offset by an increase in the provision for loan losses.

Net interest income increased $885,000 or 7% to $12.8 million for the quarter ended June 30, 2012 compared to $11.9 million for the quarter ended June 30, 2011, driven by growth in average interest-earning assets and lower funding costs.  Total average interest-earning assets increased $104.4 million or 7%, to $1.5 billion reflecting growth in the loan portfolio. Loan yields were down 43 basis points to 4.35% and yields on investments decreased 23 basis points to 1.13% compared to the quarter ended June 30, 2011.  The yield on average interest-earning assets declined 15 basis points to 3.93% and the cost of interest-bearing liabilities decreased 13 basis points to 81 basis points.  Net interest margin was 3.32% for the quarter ended June 30, 2012 compared to 3.31% for the quarter ended June 30, 2011.

Provision for loan losses was $520,000 for the quarter ended June 30, 2012 compared to $300,000 for the quarter ended June 30, 2011. The increase in the provision was in part due to growth in our residential and commercial loan portfolios.  The provision recorded was based upon management’s analysis of the allowance for loan losses as of June 30, 2012.

Noninterest income increased $577,000 or 40% to $2.0 million for the quarter ended June 30, 2012 compared to $1.4 million for the quarter ended June 30, 2011.  Gain on sale of fixed-rate residential mortgage loans increased $232,000 or 117% to $431,000 compared to $199,000 for the quarter ended June 30, 2011.  Bank owned life insurance income increased $147,000 reflecting the purchase of additional insurance within the past twelve months and other noninterest income increased $136,000.

Noninterest expense decreased $6.8 million to $13.2 million for the quarter ended June 30, 2012 compared to $20.0 million for the quarter ended June 30, 2011.  As part of our initial public offering in June 2011, we incurred a $6.9 million expense related to the funding of the Farmington Bank Community Foundation, Inc.  Salaries and employee benefits increased $146,000 to $7.6 million compared to $7.5 million for the quarter ended June 30, 2011.  Excluding the $851,000 incurred to phase out the Phantom Stock Plan for the quarter ended June 30, 2011, salaries and employee benefits increased $997,000 for the quarter ended June 30, 2012.  The increase was due to supporting our branch openings, providing the resources to sustain our strategic growth and $297,000 related to our Employee Stock Ownership Plan (ESOP).

Balance Sheet Activity

Total assets at June 30, 2012 remained flat at $1.7 billion compared to March 31, 2012.  Our cash and cash equivalents decreased $94.6 million to $36.7 million at June 30, 2012 compared to $131.3 million at March 31, 2012 primarily as a result of an $89.6 million increase in net loans. Our Federal Home Loan Bank of Boston advances and repurchase liabilities increased $39.8 million, offset by a $30.8 million decrease in deposits.

Our investment portfolio totaled $133.4 million or 8% of total assets and $119.2 million or 7% of total assets at June 30, 2012 and March 31, 2012, respectively. Available-for-sale investment securities totaled $130.4 million at June 30, 2012 compared to $116.0 million at March 31, 2012, an increase of $14.4 million primarily due to increases in U.S. Treasury securities as a result of higher collateral requirements for our commercial repurchase agreements.  The Company purchases short term U.S. Treasury securities in order to meet commercial repurchase agreement collateral requirements and to minimize interest rate risk during the sustained low interest rate environment.

Net loans increased $89.6 million or 7% at June 30, 2012 to $1.4 billion compared to $1.3 billion at March 31, 2012 due to our continued focus on commercial and residential lending, despite a $5.0 million decrease in resort loans as we are gradually exiting the resort financing market.

Prepaid expenses and other assets increased $2.2 million or 15% to $16.3 million at June 30, 2012 compared to $14.2 million at March 31, 2012 primarily due to an increase in an interest rate swap derivative receivable.

Deposits increased $20.8 million compared to March 31, 2012, excluding municipal deposits, with the majority coming from small business accounts, savings accounts and accounts related to the opening of our 18th branch in Bloomfield, Connecticut in May 2012.  Municipal deposits were $97.5 million and $149.2 million at June 30, 2012 and March 31, 2012, respectively.

Federal Home Loan Bank of Boston advances increased $28.0 million or 44% to $91.0 million at June 30, 2012 compared to $63.0 million at March 31, 2012.  Our repurchase liabilities increased $11.8 million to $67.5 million at June 30, 2012 from $55.7 million at March 31, 2012 primarily due to fluctuations in cash flows in business checking customers using our repurchase agreement product where excess funds are swept daily into a collateralized account.

Asset Quality

The allowance for loan losses had a slight increase to $17.9 million at June 30, 2012 from $17.7 million at March 31, 2012.  Impaired loans increased 1% to $39.5 million as of June 30, 2012 from $39.1 million as of March 31, 2012.  Non-performing loans decreased $2.8 million to $13.5 million at June 30, 2012 from $16.3 million at March 31, 2012. At June 30, 2012, the allowance for loan losses represented 1.25% of total loans and 133.01% of non-performing loans, compared to 1.32% of total loans and 108.50% of non-performing loans at March 31, 2012. Net charge-offs for the quarter ended were $320,000 or 0.09%, compared to net charge-offs for the quarter ended March 31, 2012 of $136,000 or 0.04% of average loans outstanding. Loan delinquencies 30 days and greater decreased $3.0 million at June 30, 2012 to $15.3 million compared to $18.3 million at March 31, 2012.  We take a proactive approach in working with customers to help ensure that they remain current on their loans.  Past due loans are primarily in our residential portfolio which is due to weak economic conditions leading to stress on cash flows of our borrowers.

Capital and Liquidity

The Company remained well-capitalized with an estimated total capital to risk weighted asset ratio of 20.43% at June 30, 2012.

At June 30, 2012, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank and the Federal Reserve Bank as well as access to funding through the repurchase agreement and brokered deposit markets.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ Global Market: FBNK) is a Maryland-chartered stock holding company, that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 18 branch locations throughout central Connecticut. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank’s products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require adverse information received by management between the date of this release and the filing of the 10-Q to be reflected in the results of the period, even though the new information was received by management subsequent to the date of this release.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)
		At or for the Three Months Ended
(Dollars in thousands, except per share data)	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Selected Financial Condition Data:

Total assets	$1,687,431	$1,677,229	$1,617,650	$1,696,576	$1,632,269
Cash and cash equivalents	36,727	131,280	90,296	240,554	238,662
Held to maturity securities	3,007	3,216	3,216	3,621	3,621
Available for sale securities	130,386	115,956	135,170	160,743	135,823
Federal Home Loan Bank of Boston stock, at cost	7,137	7,137	7,449	7,449	7,449
Loans receivable, net	1,415,732	1,326,107	1,295,177	1,211,514	1,177,571
Deposits	1,218,743	1,249,583	1,176,682	1,248,236	1,187,707
Federal Home Loan Bank of Boston advances	91,000	63,000	63,000	63,000	68,000
Total stockholders' equity	248,105	250,196	251,980	257,912	263,047
Allowance for loan losses	17,927	17,727	17,533	16,094	15,912
Non-performing loans	13,478	16,338	15,501	18,442	18,699

Selected Operating Data:

Interest income	$15,146	$15,427	$14,961	$14,659	$14,674
Interest expense	2,347	2,473	2,614	2,672	2,760
Net Interest Income	12,799	12,954	12,347	11,987	11,914
Provision for allowance for loan losses	520	330	3,190	300	300
Net interest income after provision for loan losses	12,279	12,624	9,157	11,687	11,614
Noninterest income	2,006	1,313	1,250	1,728	1,429
Noninterest expense, excluding contribution to
charitable foundation (*)	13,161	12,629	12,779	11,945	13,050
Contribution to charitable foundation (*)	-	-	-	-	6,877
Total noninterest expense	13,161	12,629	12,779	11,945	19,927
Income (loss) before income taxes	1,124	1,308	(2,372)	1,470	(6,884)
Provision (benefit) for income taxes	293	317	(918)	427	(2,239)

Net income (loss)	831	$991	$(1,454)	$1,043	$(4,645)

Performance Ratios (annualized):

Return on average assets	0.20%	0.24%	-0.35%	0.25%	-1.22%
Return average equity	1.32%	1.57%	-2.24%	1.60%	-18.26%
Interest rate spread (1)	3.12%	3.20%	2.93%	2.78%	3.14%
Net interest rate margin (2)	3.32%	3.41%	3.15%	2.99%	3.31%
Non-interest expense to average assets	3.16%	3.08%	3.08%	2.85%	3.44%
Efficiency ratio (3)	88.90%	88.52%	93.98%	87.09%	149.34%
Efficiency ratio, excluding foundation contribution (4)	88.90%	88.52%	93.98%	87.09%	97.80%
Average interest-earning assets to average
interest-bearing liabilities	132.88%	132.04%	132.19%	130.83%	122.40%

(*) In connection with the Conversion and Reorganization on June 29, 2011, the Company established Farmington Bank Community Foundation, Inc., a non-profit charitable organization, which was funded with a contribution of 687,000 shares of the Company's common stock.

(1) Represents the difference between the weighted-average yield on average interest-earning assets and the weighted-average cost of the interest-bearing liabilities.
(2) Represents net interest income as a percent of average interest-earning assets.
(3) Represents noninterest expense divided by the sum of net interest income and noninterest income.
(4) Represents noninterest expense (excluding $6.9 million contribution to Farmington Bank Community Foundation, Inc. in June 2011) dividend by the sum of net interest income and noninterest income.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited) (Continued)

			At or for the Three Months Ended
	June 30, 2012		March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	1.25%		1.32%	1.34%	1.31%	1.33%
Allowance for loan losses as a percent of
non-performing loans	133.01%		108.50%	113.11%	87.27%	85.10%
Net charge-offs to average loans (annualized)	0.09%		0.04%	0.56%	0.04%	1.67%
Non-performing loans as a percent of total loans	0.94%		1.22%	1.18%	1.50%	1.57%
Non-performing loans as a percent of total assets	0.80%		0.97%	0.96%	1.09%	1.15%

Per Share Related Data:

Basic and diluted earnings per share	$0.05		$0.06	$(0.09)	$0.06	$(0.26)
Dividends declared per share	$0.03		$0.03	$0.03	$-	$-

Capital Ratios:

Equity to total assets at end of period	14.70%		14.92%	15.58%	15.20%	16.12%
Average equity to average assets	15.09%		15.36%	15.65%	15.60%	6.70%
Total capital to risk-weighted assets	20.43	% *	21.84%	22.38%	24.21%	25.46%
Tier I capital to risk-weighted assets	19.18	% *	20.59%	21.13%	22.96%	24.20%
Tier I capital to total average assets	15.21	% *	15.58%	15.51%	15.55%	17.48%
Total equity to total average assets	14.90%		15.27%	15.20%	15.40%	17.32%

* Estimated

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition
	June 30,	March 31,	December
	2012	2012	31, 2011
(Dollars in thousands)	(Unaudited)	(Unaudited)	(Audited)
Assets
Cash and due from banks	$36,727	$38,280	$40,296
Federal funds sold	-	93,000	50,000
Cash and cash equivalents	36,727	131,280	90,296
Securities held-to-maturity, at amortized cost	3,007	3,216	3,216
Securities available-for-sale, at fair value	130,386	115,956	135,170
Loans held for sale	1,667	3,408	1,039
Loans, net	1,415,732	1,326,107	1,295,177
Premises and equipment, net	21,514	21,293	21,379
Federal Home Loan Bank of Boston stock, at cost	7,137	7,137	7,449
Accrued income receivable	4,174	4,304	4,185
Bank-owned life insurance	37,022	36,701	30,382
Deferred income taxes	13,735	13,672	13,907
Prepaid expenses and other assets	16,330	14,155	15,450
Total assets	$1,687,431	$1,677,229	$1,617,650
Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$994,923	$1,033,981	$981,057
Noninterest-bearing	223,820	215,602	195,625
	1,218,743	1,249,583	1,176,682
Federal Home Loan Bank of Boston advances	91,000	63,000	63,000
Repurchase agreement borrowings	21,000	21,000	21,000
Repurchase liabilities	67,534	55,713	64,466
Accrued expenses and other liabilities	41,049	37,737	40,522
Total liabilities	1,439,326	1,427,033	1,365,670

Commitments and contingencies	-	-	-
Stockholders' Equity
Common stock	179	179	179
Additional paid-in-capital	174,929	174,884	174,836
Unallocated common stock held by ESOP	(15,340)	(13,031)	(10,490)
Retained earnings	93,687	93,392	92,937
Accumulated other comprehensive loss	(5,350)	(5,228)	(5,482)
Total stockholders' equity	248,105	250,196	251,980
Total liabilities and stockholders' equity	$1,687,431	$1,677,229	$1,617,650

First Connecticut Bancorp, Inc.
Consolidated Statements of Operations (Unaudited)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(Dollars in thousands, except per share data)	2012	2012	2011	2012	2011
Interest income
Interest and fees on loans
Mortgage	$10,882	$11,110	$10,595	$21,992	$21,143
Other	3,859	3,889	3,536	7,748	7,148
Interest and dividends on investments
United States Government and agency obligations	249	266	360	515	795
Other bonds	60	58	54	118	106
Corporate stocks	70	70	71	140	138
Other interest income	26	34	58	60	75
Total interest income	15,146	15,427	14,674	30,573	29,405
Interest expense					.
Deposits	1,643	1,755	1,954	3,398	3,906
Interest on borrowed funds	462	481	531	943	1,056
Interest on repo borrowings	181	180	179	361	358
Interest on repurchase liabilities	61	57	96	118	220
Total interest expense	2,347	2,473	2,760	4,820	5,540
Net interest income	12,799	12,954	11,914	25,753	23,865
Provision for allowance for loan losses	520	330	300	850	600
Net interest income
after provision for loan losses	12,279	12,624	11,614	24,903	23,265
Noninterest income
Fees for customer services	900	816	860	1,716	1,647
Net gain on loans sold	431	98	199	529	345
Brokerage and insurance fee income	32	25	10	57	134
Bank owned life insurance income	321	319	174	640	348
Other	322	55	186	377	236
Total noninterest income	2,006	1,313	1,429	3,319	2,710
Noninterest expense
Salaries and employee benefits	7,619	7,424	7,473	15,043	14,041
Occupancy expense	1,098	1,190	1,094	2,288	2,331
Furniture and equipment expense	1,112	1,099	990	2,211	1,965
FDIC assessment	294	279	529	573	1,070
Marketing	753	606	658	1,359	1,131
Contribution to Farmington Bank
Community Foundation, Inc.	-	-	6,877	-	6,877
Other operating expenses	2,285	2,031	2,306	4,316	4,173
Total noninterest expense	13,161	12,629	19,927	25,790	31,588
Income before income taxes	1,124	1,308	(6,884)	2,432	(5,613)
Provision for (benefit from) income taxes	293	317	(2,239)	610	(1,984)
Net income (loss)	$831	$991	$(4,645)	$1,822	$(3,629)

Net income per share:
Basic and Diluted (1)	$0.05	$0.06	$(0.26)	$0.11	N/A

Weighted average shares outstanding:
Basic and Diluted	16,686,810	16,784,974	17,581,225	16,735,892	N/A

Pro forma net loss per share (2):
Basic and Diluted	N/A	N/A	$(0.26)	N/A	$(0.21)

(1)= Net loss per share reflects earnings for the period from June 29, 2011, the date the Company completed a Plan of Conversion and Reorganization to June 30, 2011.
(2)= Pro forma net loss per share assumes the Company's shares are outstanding for all periods prior to the completion of the Plan of Conversion and Reorganization on June 29, 2011.

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2012			March 31, 2012			June 30, 2011
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans receivable	$ 1,360,401	$ 14,741	4.35%	$ 1,315,786	$ 14,999	4.57%	$ 1,186,674	$ 14,131	4.78%
Securities	131,309	370	1.13%	132,561	385	1.16%	143,277	485	1.36%
Federal Home Loan Bank of Boston stock	7,137	9	0.51%	7,370	9	0.49%	7,449	-	0.00%
Fed Funds and other earning assets	48,049	26	0.22%	66,714	34	0.20%	105,095	58	0.22%
Total interest-earning assets	1,546,896	15,146	3.93%	1,522,431	15,427	4.06%	1,442,495	14,674	4.08%
Noninterest-earning assets	117,486			116,374			76,585
Total assets	$ 1,664,382			$ 1,638,805			$ 1,519,080

Interest-bearing liabilities:
NOW accounts	$ 204,611	$ 83	0.16%	$ 204,932	$ 89	0.17%	$ 245,649	$ 178	0.29%
Money market	270,157	488	0.72%	262,320	544	0.83%	204,711	543	1.06%
Savings accounts	174,321	64	0.15%	161,626	61	0.15%	153,806	76	0.20%
Certificates of deposit	368,006	1,008	1.10%	381,985	1,061	1.11%	421,766	1,157	1.10%
Total interest-bearing deposits	1,017,095	1,643	0.65%	1,010,863	1,755	0.70%	1,025,932	1,954	0.76%
Advances from the Federal Home Loan Bank	62,869	462	2.95%	63,042	481	3.06%	68,005	531	3.13%
Repurchase Agreement Borrowing	21,000	181	3.46%	21,000	180	3.44%	21,000	179	3.42%
Repurchase liabilities	63,166	61	0.39%	58,067	57	0.39%	63,577	96	0.61%
Total interest-bearing liabilities	1,164,130	2,347	0.81%	1,152,972	2,473	0.86%	1,178,514	2,760	0.94%
Noninterest-bearing deposits	210,874			195,192			210,582
Other noninterest-bearing liabilities	38,273			38,932			28,213
Total liabilities	1,413,277			1,387,096			1,417,309
Capital	251,105			251,709			101,771
Total liabilities and capital	$ 1,664,382			$ 1,638,805			$ 1,519,080

Net interest income		$ 12,799			$ 12,954			$ 11,914
Net interest rate spread (1)			3.12%			3.20%			3.14%
Net interest-earning assets (2)	$ 382,766			$ 369,459			$ 263,981
Net interest margin (3)			3.32%			3.41%			3.31%
Average interest-earning assets to average interest-bearing liabilities
		132.88%			132.04%			122.40%

(1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)
	Six Months Ended June 30,
	2012			2011
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans receivable, net	$ 1,338,093	$ 29,740	4.46%	$ 1,184,335	$ 28,291	4.82%
Securities	131,935	755	1.15%	152,052	1,033	1.37%
Federal Home Loan Bank of Boston stock	7,253	18	0.50%	7,449	6	0.16%
Fed Funds and other earning assets	57,381	60	0.21%	69,775	75	0.22%
Total interest-earning assets	1,534,662	30,573	4.00%	1,413,611	29,405	4.19%
Noninterest-earning assets	116,931			72,482
Total assets	$ 1,651,593			$ 1,486,093

Interest-bearing liabilities:
NOW accounts	$ 204,771	$ 172	0.17%	$ 242,804	$ 361	0.30%
Money market	266,238	1,032	0.78%	192,225	955	1.00%
Savings accounts	167,973	125	0.15%	146,967	145	0.20%
Certificates of deposit	374,996	2,069	1.11%	431,628	2,445	1.14%
Total interest-bearing deposits	1,013,978	3,398	0.67%	1,013,624	3,906	0.78%
Advances from the Federal Home Loan Bank	62,955	943	3.00%	68,052	1,056	3.13%
Repurchase Agreement Borrowing	21,000	361	3.45%	21,000	358	3.44%
Repurchase liabilities	60,617	118	0.39%	72,798	220	0.61%
Total interest-bearing liabilities	1,158,550	4,820	0.83%	1,175,474	5,540	0.95%
Noninterest-bearing deposits	203,033			183,484
Other noninterest-bearing liabilities	38,603			27,719
Total liabilities	1,400,186			1,386,677
Stockholders' equity	251,407			99,416
Total liabilities and stockholders' equity	$ 1,651,593			$ 1,486,093

Net interest income		$ 25,753			$ 23,865
Net interest rate spread (1)			3.17%			3.24%
Net interest-earning assets (2)	$ 376,112			$ 238,137
Net interest margin (3)			3.37%			3.39%
Average interest-earning assets to average interest-bearing liabilities
		132.46%			120.26%

(1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.